UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 1, 2021

Date of Report

(Date of earliest event reported):

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue

Mountain View, CA

94043

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2021, Intuit Inc., a Delaware corporation (“Intuit or Purchaser”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders parties thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, BofA Securities Inc. and The Bank of Nova Scotia, as co-syndication agents, and JPMorgan Chase Bank, N.A., BofA Securities Inc. and The Bank of Nova Scotia, as joint lead arrangers and joint bookrunners. The Credit Agreement replaces the Amended and Restated Credit Agreement, dated as of May 2, 2019, and the credit facility provided thereunder in an aggregate principal amount of $1.4 billion, which was terminated on November 1, 2021.

The Credit Agreement provides for (i) a $4.7 billion unsecured term loan (the “Term Loan”) with a maturity date of November 1, 2024 and (ii) a $1 billion unsecured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan, the “Facility”) that expires on November 1, 2026. Intuit may, subject to certain customary conditions, on one or more occasions increase commitments under the Term Loan in an amount not to exceed $400 million and under the Revolving Credit Facility in an amount not to exceed $250 million (collectively, the “Incremental Facility”) and may extend the maturity date of the Revolving Credit Facility up to two times. Each Lender will have discretion to determine whether it will participate in the Incremental Facility or in any such extension of the Revolving Credit Facility maturity date.

Borrowings under the Facility will accrue interest at rates equal, at Intuit’s election, to (i) the alternate base rate, which is defined as the highest of (a) the prime rate in effect from time to time, (b) the federal funds effective rate in effect from time to time plus 1⁄2 of 1.00%, (c) the overnight bank funding rate in effect from time to time plus 1⁄2 of 1.00% or (d) the applicable one-month secured overnight financing rate (“SOFR”) plus 1.00%, in each case plus the applicable margin for such loans; provided, that the alternate base rate has a floor of 1.00%, or (ii) the SOFR rate plus the applicable margin for such loans. The applicable margin for Term Loan borrowings bearing interest at the alternate base rate ranges from 0.000% to 0.125%, and the applicable margin for Term Loan borrowings bearing interest based on the SOFR ranges from 0.625% to 1.125%, in each case based on Intuit’s senior debt credit ratings as published by Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). The applicable margin for Revolving Credit Facility borrowings bearing interest at the alternate base rate ranges from 0.000% to 0.100%, and the applicable margin for Revolving Credit Facility borrowings bearing interest based on the SOFR ranges from 0.690% to 1.100%, in each case based on Intuit’s senior debt credit ratings as published by S&P and Moody’s. Intuit will pay an annual commitment fee during the term of the Credit Agreement, which may vary depending on its senior debt credit ratings. Up to $100 million of the Facility will be available to Intuit in specified foreign currencies. In addition, the Credit Agreement provides a mechanism to determine a successor reference rate to the applicable reference rate if, among other things, the applicable reference rate becomes unavailable or is generally replaced as a benchmark interest rate.

The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants. Negative covenants include, among others, limitations on incurrence of indebtedness by Intuit’s subsidiaries and limitations on incurrence of liens. In addition, the Credit Agreement requires that Intuit maintain a ratio of consolidated debt to consolidated annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not greater than 3.25 to 1.00, and a ratio of consolidated annual EBITDA to consolidated annual interest charges of not less than 3.00 to 1.00.

The Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.

Intuit will use amounts borrowed under the Term Loan to finance, in part, cash consideration for the Equity Purchase (defined below). As of November 1, 2021, $4.7 billion was outstanding under the Term Loan and no amounts were outstanding under the Revolving Credit Facility. Intuit may borrow additional amounts under the Facility from time to time as opportunities and needs arise.

Some of the Lenders and their affiliates have various relationships with Intuit and its affiliates in the ordinary course of business involving the provision of financial services, including cash management, commercial banking, investment banking or other services.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 1, 2021, Purchaser completed the previously announced acquisition of The Rocket Science Group LLC (d/b/a Mailchimp), a Georgia limited liability company (the “Company”), pursuant to the Equity Purchase Agreement (the “Equity Purchase Agreement”), dated as of September 13, 2021, by and among Purchaser, the Company, VERP Holdings I, LLC, a Georgia limited liability company (“VERP I”), VERP Holdings II, LLC, a Georgia limited liability company (“VERP II”), DMK RSG, LLC, a Delaware limited liability company (“DMK RSG”), DMK Life LLC, a Delaware limited liability company (“DMK Life”), DMK 10 LLC, a Delaware limited liability company (“DMK 10”), DMK 20 LLC, a Delaware limited liability company (“DMK 20”), DMK RSG Holdco LLC, a Delaware limited liability company (“DMK RSG Holdco” and, together with VERP I, VERP II, DMK RSG, DMK Life, DMK 10 and DMK 20, the “Sellers”), and Benjamin L. Chestnut, an individual resident of the State of Georgia, as the Sellers’ representative (the “Sellers’ Representative”). Pursuant to the Equity Purchase Agreement, among other matters, the Sellers sold to Purchaser, and Purchaser purchased from the Sellers, all of the Sellers’ right, title and interest in and to the outstanding equity securities of the Company (the “Equity Purchase”).

At the closing of the Equity Purchase, Purchaser provided total consideration of approximately $5.7 billion in cash, 10.1 million shares of Purchaser common stock (the “Stock Consideration”) with a fair value of approximately $6.3 billion (based on the October 29, 2021 closing stock price of $625.99 per share), and 573,000 restricted stock units to be valued based on the November 1, 2021 closing stock price. These restricted stock units are being granted by Purchaser in substitution of outstanding Company equity incentive awards and will be expensed over three years. Purchaser also established an equity retention pool consisting of $200 million in Purchaser restricted stock units, which will be granted within 60 days of the closing of the Equity Purchase, $140 million of which will be expensed over four years and $60 million of which will be expensed over six months.

The cash portion of the consideration was funded with cash on hand and the net proceeds of the Term Loan provided under the Credit Agreement.

The Stock Consideration was issued in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. In connection with the closing of the Equity Purchase, Purchaser has filed a supplement to the prospectus included in Purchaser’s existing Registration Statement filed on Form S-3 on June 23, 2020, covering the resale of the shares of Purchaser common stock constituting the Stock Consideration (the “Prospectus Supplement”). The Prospectus Supplement contains additional information about the Equity Purchase, the Equity Purchase Agreement and the transactions contemplated thereby. A copy of the legal opinion of Latham & Watkins LLP as to the legality of the issuance of the Stock Consideration pursuant to the Equity Purchase Agreement is filed hereto as Exhibit 5.1 and is incorporated herein by reference.

The foregoing description of the Equity Purchase and the Equity Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Purchase Agreement, which was filed with the SEC as Exhibit 2.1 in a Current Report on Form 8-K on September 13, 2021, and is incorporated into this report by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS.

On November 1, 2021, Purchaser issued a press release announcing the completion of the Equity Purchase, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Equity Purchase Agreement, dated September 13, 2021, by and among Intuit Inc., a Delaware corporation, The Rocket Science Group LLC, a Georgia limited liability company, VERP Holdings I, LLC, a Georgia limited liability company, VERP Holdings II, LLC, a Georgia limited liability company, DMK RSG, LLC, a Delaware limited liability company, DMK Life LLC, a Delaware limited liability company, DMK 10 LLC, a Delaware limited liability company, DMK 20 LLC, a Delaware limited liability company, DMK RSG Holdco LLC, a Delaware limited liability company, and Benjamin Chestnut, an individual resident of the State of Georgia, as the Sellers’ Representative (incorporated by reference to Purchaser’s Current Report on Form 8-K filed with the SEC on September 13, 2021)*

5.1	Opinion of Latham & Watkins LLP

10.1	Credit Agreement, dated as of November 1, 2021, by and among Intuit Inc., the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, BofA Securities Inc. and The Bank of Nova Scotia, as co-syndication agents, and JPMorgan Chase Bank, N.A., BofA Securities Inc. and The Bank of Nova Scotia, as joint lead arrangers and joint bookrunners

99.1	Press release issued on November 1, 2021, announcing the completion of the Equity Purchase

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*

The schedules to the Equity Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021	INTUIT INC.

	By:	/s/ Michelle M. Clatterbuck
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer